Exhibit 8.1

List of Subsidiaries of Genius Sports Limited

Entity Name	Jurisdiction
Maven Topco Limited	Guernsey
Maven Midco Limited	UK
Maven Debtco Limited	UK
Maven Bidco Limited	UK
dMY Technology Group, Inc II	US
Genius Sports Group Limited	UK
Genius Sports Holdings Limited	UK
Betgenius Limited	UK
Genius Sports Media Limited	UK
Genius Sports Technologies Limited	UK
Genius Sports Services Limited	UK
Genius Sports Media Inc	US
Sportzcast Inc.	US
Genius Sports Italy SRL	Italy
Bestbetting Limited	UK
Boolabus Limited	UK
Connextra Limited	UK
Sport Integrity Monitor Limited	UK
Betgenius ANZ Pty Ltd	Australia
Genius Sports ANZ Pty Ltd	Australia
Genius Sports Esportivos LTDS	Brazil
Genius Sports CH Sàrl	Switzerland
Genius Sports Asia Pte Ltd	Singapore
Oppia Performance BVBA	Belgium
Genius Sports Danmark ApS	Denmark
Genius Sports Services Colombia S.A.S.	Colombia
Genius Sports Services Eesti Oü	Estonia
UAB “Genius Sports LT”	Lithuania
Genius Sports Network ApS	Denmark
Genius Sports Services EOOD	Bulgaria
Genius Sports SS Holdings, Inc.	US
Genius Sports SS, LLC	US
Second Spectrum Sàrl	Switzerland
Second Spectrum (HK) Limited	Hong Kong
Second Spectrum UK Limited	UK
Second Spectrum China Ltd	China
Fan Hub Media Holdings Pty Ltd	Australia
Fan Hub Media Trading Pty Ltd	Australia
Fan Hub Media Direct Pty Ltd	Australia
Fan Hub Media UK Limited	UK
Fan Hub Media USA, LLC	US
Fan Hub Media Development	Ukraine
Photospire Limited	UK
Spirable Limited	UK
Spirable Inc	US
Genius Sports Canada Corporation	Canada